Exhibit 1

Monthly Data for October 2007

NIS GROUP CO., LTD.

(TSE:8571; NYSE:NIS)

The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>
							(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Balance of loans receivable	239,175	(1.5)	(10.0)	226,761	(12.0)	(14.7)	217,335	(17.3)	(18.2)
Secured loans	129,625	19.6	(10.0)	120,418	(2.9)	(16.4)	116,132	(11.7)	(19.4)
SME loans	73,119	(19.6)	(12.5)	70,437	(22.6)	(15.7)	67,561	(24.6)	(19.1)
Consumer loans	30,535	(24.5)	(12.7)	29,755	(24.1)	(14.9)	28,541	(25.3)	(18.4)
Other loans	5,894	98.4	80.5	6,148	83.3	88.2	5,099	54.8	56.1
*The balance of loans receivable includes bankrupt, delinquent and doubtful loans receivable. *Secured loans include off-balance-sheet loans receivable as a result of securitization.
							(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	10,672	10.5	(2.6)	10,390	(2.8)	(5.2)	10,201	4.6	(6.9)
*Installment loans exclude unearned revenue from installment loans.
							(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Guaranteed loans and accounts receivable	16,472	11.2	(5.3)	17,907	2.4	2.9	17,819	7.6	2.4
*The balance of guaranteed loans and accounts receivable includes accured interest. *The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.
							(Millions of yen)
	2007/5			2007/6			2007/7
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	7,840	760.6	92.9	11,775	—	189.7	11,790	—	190.1
*The balance sheet date of Nissin Leasing (China) and its consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)							(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	13,692	—	114.5	14,828	—	132.3	16,805	—	163.3

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
	(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	56,573	73.6	17.8	49,893	4.8	3.9	49,888	(9.3)	3.9

	(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Purchased loans receivable	35,535	26.4	2.1	38,825	39.6	11.6	38,179	39.7	9.7

	(Millions of yen)
	2007/8			2007/9			2007/10
		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %
Investment securities	30,572	(2.8)	(15.1)	26,710	(6.3)	(25.8)	26,524	1.0	(26.3)
Listed companies & Non-listed companies	26,812	(13.4)	(16.7)	23,115	(18.6)	(28.2)	22,929	(12.3)	(28.8)
Affiliates accounted for under the equity method	3,757	891.3	(0.7)	3,593	—	(5.1)	3,593	—	(5.1)
Others	1	(99.1)	(96.2)	1	—	(96.2)	1	—	(96.2)
Difference between market value and book value	(4,738)	—	—	(6,291)	—	—	(4,798)	—	—
*Listed investment securities are included at market value. *Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of August 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	25	0.02	842	0.63	2,076	1.55	2,944	2.20	133,953
SME loans	837	1.30	1,084	1.68	6,452	9.99	8,373	12.97	64,584
Business Assist loans	526	1.26	787	1.89	5,630	13.49	6,944	16.64	41,740
Business Timely loans	310	1.36	296	1.30	821	3.59	1,428	6.26	22,843
Consumer loans (Smart Assist loans)	394	1.35	254	0.87	1,586	5.43	2,235	7.65	29,220
Others	51	2.42	40	1.91	163	7.66	255	11.98	2,131
Total	1,308	0.57	2,221	0.97	10,278	4.47	13,809	6.01	229,889

As of September 30, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	81	0.07	1,100	0.91	2,844	2.36	4,027	3.34	120,727
SME loans	968	1.61	501	0.83	4,014	6.66	5,484	9.09	60,298
Business Assist loans	575	1.48	491	1.26	3,995	10.29	5,062	13.04	38,831
Business Timely loans	392	1.83	10	0.05	18	0.09	421	1.96	21,467
Consumer loans (Smart Assist loans)	408	1.46	413	1.47	1,212	4.32	2,034	7.25	28,070
Others	57	3.05	1	0.07	33	1.81	92	4.93	1,871
Total	1,515	0.72	2,016	0.96	8,105	3.84	11,637	5.52	210,967

As of October 31, 2007									(Millions of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	3,517	3.02	11	0.01	2,991	2.57	6,520	5.60	116,337
SME loans	1,109	1.90	674	1.15	4,206	7.20	5,990	10.25	58,431
Business Assist loans	832	2.24	411	1.11	4,203	11.30	5,447	14.65	37,198
Business Timely loans	277	1.31	262	1.24	2	0.01	542	2.55	21,232
Consumer loans (Smart Assist loans)	264	0.98	397	1.47	1,320	4.88	1,982	7.32	27,065
Others	38	2.06	34	1.86	31	1.72	104	5.65	1,846
Total	4,929	2.42	1,117	0.55	8,550	4.20	14,597	7.17	203,680
*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-consolidated)

Borrowings by lender							(Millions of yen)
	2007/8		2007/9		2007/10		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Indirect	120,963	44.64	109,216	42.70	106,549	44.22	143,124	52.58
Bank (other financial institutions)	102,423	37.80	98,037	38.33	65,717	27.27	88,705	32.59
Non-life insurance companies	2,100	0.77	2,087	0.82	2,087	0.87	2,199	0.81
Non-bank financial companies (including securities companies)	16,440	6.07	9,091	3.55	38,744	16.08	52,220	19.19
Direct*	150,020	55.36	146,580	57.30	134,396	55.78	129,057	47.42
Total	270,983	100.00	255,796	100.00	240,945	100.00	272,182	100.00

Borrowings by maturity							(Millions of yen)
	2007/8		2007/9		2007/10		2007/3
	Amount	%	Amount	%	Amount	%	Amount	%
Short-term borrowings	42,225	15.58	40,017	15.64	33,434	13.88	75,084	27.59
Long-term borrowings*	228,758	84.42	215,779	84.36	207,511	86.12	197,097	72.41
Long-term borrowings due within 1 year	97,513	35.98	99,770	39.00	95,057	39.45	77,557	28.49
Long-term borrowings due over 1 year	131,245	48.43	116,009	45.35	112,454	46.67	119,540	43.92
Total	270,983	100.00	255,796	100.00	240,945	100.00	272,182	100.00

Borrowing rates (weighted average)				(%)
	2007/8	2007/9	2007/10	2007/3
	Borrowing rates	Borrowing rates	Borrowing rates	Borrowing rates
Indirect	1.84	1.81	1.83	1.75
Bank (other financial institutions)	1.79	1.82	1.84	1.59
Non-life insurance companies	1.77	1.77	1.77	1.53
Non-bank financial companies (including securities companies)	2.15	1.67	1.68	2.03
Direct*	2.08	2.15	2.18	1.65
Total	1.97	2.00	2.03	1.70
*Figures include ¥33.8 billion of funds procured as a result of securitization.

4	NIS GROUP CO., LTD.